Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Additional Results from Drilling at the Guadalupe de los Reyes Gold-Silver Project (including Results from one Drill Hole in the Guadalupe Vein with 12.15 g/tonne Gold and 738 g/tonne Silver over 5.3 Meters of Vein Width) and the Award of Contract for the Completion of a Preliminary Economic Assessment.

Denver, Colorado, February 27, 2012- Vista Gold Corp. (TSX & NYSE Amex Equities: VGZ) (“Vista” or the “Company”) is pleased to announce additional results for the drilling program currently in progress at its Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.  Drilling with one drill resumed on January 10, 2012 and a second drill began drilling on January 23, 2012.

Assays have been received from three holes; two from the Guadalupe vein and one from the El Zapote vein. The intercepts from the Guadalupe vein confirm our hypothesis that there is potential for high grade gold-silver mineralization in the district.  Based on the depth of historical underground workings, it is estimated that the intercepts in the Guadalupe vein are a couple hundred meters above the base of the productive zone.  Neither drill hole from the Guadalupe vein reached the planned target depth due to difficult drilling conditions, though, assay results from 12GV-02 indicated strong mineralization at the bottom of the hole.

The results from the first hole in the El Zapote vein are encouraging and confirm the presence of near surface stockwork veining previously defined by reverse circulation drilling.

The results are summarized in the following table.  The equivalent gold grade (Au equiv) was calculated using a metal price ratio of 60:1; 60 g Ag equals 1 g AuEq.

Drill		INTERVAL		INCLUDING		Composite	Thickness	Au	Ag	AuEq
Hole	Target Zone	From	To	From	To	Cutoff (g/t)	(m)	g/t	g/t	g/t
11GV-01	Guadalupe Vein Zone	55.0	57.0			2.0	2.0	14.9	460	22.6
12GV-02	Guadalupe Vein Zone	236.3	245.2			1.0	8.9	7.79	477	15.7
				239.9	245.2	4.0	5.3	12.15	738	24.5
		289.8	294.7			1.0	4.9	0.92	115	2.8
12ZAP-01	El Zapote	0	7.1			0.4	7.1	0.54	18.1	0.84
		27.0	29.0			0.4	2.0	1.63	26.4	2.07
		37.0	38.7			0.4	1.7	8.47	31.5	8.99
		43.1	58.1			0.4	15.0	4.95	33.7	5.51
				45.1	51.4	1.0	6.3	10.13	50.2	10.97

All results are from angle diamond core holes. Interpreted vein orientation and approximate true width are illustrated on the cross sections on our website. The high grade mineralization intersected in 12GV-02 from 236.3 to 245.2 meters occurs in a brecciated quartz vein and resulted in a lower core recovery (approx. 34%) than has been typically encountered. It is likely that finely ground rock was washed from the core.  The grade of the interval without this loss of material could be lower or higher than reported.  A drill hole location map, together with sections showing the drill hole results and the relationship between the stockwork and low-sulfidation epithermal (“LSE”) veins can be found on our website at http://vistagold.com/guadalupe.php?subpage=figures_adr.

Vista’s President and CEO, Fred Earnest, stated, “In addition to confirming the results of previous reverse circulation drilling, we are making tremendous advances in validating our hypothesis that the stockwork systems that host the reported estimated mineral resources are underlain by LSE veins with the potential for high gold grades and bonanza silver grades.  We are excited by the success of this drilling program and look forward to the results of drilling on other veins within the district.  These preliminary results (grades and thicknesses) suggest that the LSE veins potentially could be mined by mechanized underground mining methods.  Following the completion of this program in March, we intend to evaluate the overall exploration potential of the district and propose additional drilling in the hope that we can define a high-grade underground mineral resource estimate.”

Core was logged, photographed, and sampled by contractors of Vista under the supervision of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were shipped to the ALSChemex sample prep lab in Hermosillo, Mexico.  Prepared sample pulps were shipped by ALSChemex to its assay lab in Vancouver.  Commercial standards and blanks were submitted routinely with each batch of samples.  Gold was analyzed using a 50 gram fire assay with an atomic absorption spectroscopy (AAS) finish.  Silver was initially analyzed using a 41 element ICP analysis using a four acid digestion.  Silver assays greater than 100 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish and these results replaced the AAS finish. An on-going quality control/quality assurance protocol is employed in the program that includes standards and blanks in every batch of assays.  Check assays were conducted on every 20th sample by a second independent laboratory.  Sampling, sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

Vista has awarded a contract for the completion of a preliminary economic assessment for the Guadalupe de los Reyes gold project to Tetra Tech, Inc., of Golden, Colorado, and it is anticipated that Tetra Tech, Inc. will complete the study early in the 3rd quarter of 2012.  This study will focus on the economic viability of an open pit mine with a mill to recover gold and silver from the presently reported estimated mineral resources.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold-silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 60% interest in the Concordia gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the timing and results of permitting the drill program at the Guadalupe de los Reyes gold-silver project, the timing, amount of drilling and results of the Phase II drilling program at Guadalupe de los Reyes gold-silver project, the timing, preparation and results of the preliminary economic assessment for the Guadalupe de los Reyes gold-silver project, potential for a high-grade underground mineral resource estimate, the potential for high grade gold-silver mineralization in the district and the potential for high gold grades and bonanza silver grades at the Guadalupe de los Reyes gold-silver project, the location of the intercepts in the Guadalupe vein in comparison to the productive zone, potential to mine the LSE veins by mechanized underground mining methods and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of anticipated drilling activities at the Guadalupe de los Reyes project and the completion of the preliminary economic assessment, risks related to the timing and the ability to obtain the necessary permits for the drilling program at the Guadalupe de los Reyes project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed November 9, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument 43-101 (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the term “mineral resource.” We advise U.S. investors that while the term is recognized by Canadian regulations, the term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.